SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) — May 20, 2013

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32384	43-2052503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
125 West 55th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 231-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2013, John Roberts, Chairman of the Board of Directors of Macquarie Infrastructure Company LLC (the “Company”), announced that he will resign from the Board of Directors, effective June 30, 2013.  Mr. Roberts’ resignation is not a result of any disagreement with the Company.

Mr. Roberts serves as Chairman of the Board of Directors of the Company as an appointee of Macquarie Infrastructure Management (USA) Inc., the Company’s Manager, pursuant to the management services agreement between the Company and the Manager.  The Manager has informed the Company that it intends to appoint Martin Stanley, the alternate Chairman of the Company, as Chairman of the Board of Directors and Shemara Wikramanayake as alternate Chairman of the Company upon Mr. Roberts’ resignation.  Mr. Roberts is employed by Macquarie Capital Group Limited, UK Branch (Macquarie Capital UK”), a subsidiary of Macquarie Group Limited, as Executive Chairman of the Macquarie Funds Group.  Ms. Wikramanayake is employed by Macquarie Capital UK as Global Head of the Macquarie Funds Group. See the information under the heading “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on April 5, 2013, and Note 15, “Related Party Transactions,” to the Company’s consolidated financial statements in Part II, Item 8, “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K, filed with the Commission on February 20, 2013, for a description of contractual arrangements and transactions between the Company and members of the Macquarie Group.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

		By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

Date:	May 22, 2013